Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Executive VP and CFO
Tower 1, Suite 1600		Josh Hallenbeck, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Announces Sale of Common Units

under Equity Distribution Agreement

DENVER—(BUSINESS WIRE)—December 17, 2013—MarkWest Energy Partners, L.P. (NYSE: MWE) (“MarkWest”) announced today that it has agreed to sell approximately 4,750,000 common units pursuant to a terms agreement under its equity distribution agreement with Citigroup Global Markets Inc. (the “Sales Agent”) for total gross proceeds of approximately $301.15 million.  In addition, 250,000 common units will be sold by M&R MWE Liberty, LLC (the “Selling Unitholder”).  MarkWest has granted the Sales Agent a 30-day option to purchase a maximum of 712,500 additional common units, and the Selling Unitholder has granted the Sales Agent a 30-day option to purchase a maximum of 37,500 additional common units.  MarkWest intends to use the net proceeds of this offering for general partnership purposes, which may include, among other things paying or refinancing a portion of its outstanding indebtedness and funding working capital, its capital expenditure program or acquisitions. MarkWest will not receive any of the proceeds from the sale of common units by the Selling Unitholder.  The offering is expected to close on December 23, 2013.

The Sales Agent may offer the common units from time to time in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices or negotiated prices.

The offering is being made pursuant to an effective registration statement on Form S-3 previously filed with the Securities and Exchange Commission. Copies of the prospectus supplement, the accompanying base prospectuses and the free writing prospectus related to this offering may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (tel: 800-831-9146).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities described above in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

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MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor and fractionator in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although MarkWest believes that the expectations reflected in the forward-looking statements are reasonable, MarkWest can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed with the SEC, including MarkWest’s Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  MarkWest does not undertake any duty to update any forward-looking statement except as required by law.

Source: MarkWest Energy Partners, L.P.

MarkWest Energy Partners, L.P.

Frank Semple, 866-858-0482

Chairman, President & CEO

or

Nancy Buese, 866-858-0482

Executive VP & CFO

or

Josh Hallenbeck, 866-858-0482

VP of Finance & Treasurer

investorrelations@markwest.com